EXHIBIT 4.1

                               ADVISORY Agreement

      Agreement (the "Agreement") dated as of September 8, 2004 by and among Scores Holding Company Inc. (the "Company") and Monte Weiner (the "Advisor").

                              W I T N E S S E T H:

      WHEREAS, the Company and the Advisor entered into an Agreement dated February 27, 2004 that provided for compensation to the Advisor for the ninety
(90) days prior to the date of that Agreement; and

      WHEREAS, the Company and the Advisor entered into an Agreement dated March 19, 2004 that provided for further compensation to the Advisor; and

      WHEREAS, the Company and the Advisor entered into an Agreement dated June 25, 2004 that provided for further compensation to the Advisor; and

      WHEREAS, the Company desires to compensate the Advisor for further performance and the Advisor desires to be compensated by the Company pursuant to the terms and conditions hereinafter set forth:

            NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is hereby agreed as follows:

            SECTION 1. Retention. (a) The Company hereby retains the Advisor on a non-exclusive basis to perform the services set forth in paragraph (b) below during the one (1) year period following execution of this Agreement (the "Term"), commencing on the date hereof, and the Advisor hereby accepts such retention and shall perform for the Company the duties described herein, faithfully and to the best of its ability. During the Term, the Advisor shall report directly to the President of the Company or such other senior officer of the Company as shall be designated by the President of the Company.

            (b) The Advisor shall serve as a business advisor to the Company and render such advice and services to the Company as may be reasonably requested by the Company including, without limitation, strategic planning, merger and acquisition possibilities and business development activities including, without limitation, the following:

                  (i) study and review of the business, operations, and historical financial performance of the Company (based upon management's forecast of financial performance) so as to enable the Advisor to provide advice to the Company;

                  (ii) assist the Company in attempting to formulate the best strategy to meet the Company's working capital and capital resource needs;

                  (iii) assist in the formulation of the terms and structure of any reasonable proposed business combination transaction involving the Company;

                  (iv) assist in the presentation to the Board of Directors of the Company of any proposed transaction.


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            SECTION 2. Compensation.  (a) The Company shall pay to the Advisor a fee of Twenty-Two Thousand Seven Hundred Fifty Dollars ($22,750.00) payable in 500,000 shares of the Company's common stock (the "Common Stock") at a price that is 65% of the stock's closing price on the date of this Agreement ($0.0455 per share based on closing price of $0.07), and which shares shall be registered with the Securities & Exchange Commission on Form S-8. The fee is in consideration of performance under this Agreement. The Company and the Advisor agree to meet from time-to-time to discuss further compensation based on performance.

            SECTION 3. Confidential Information. The Advisor agrees that during and after the Term, it will keep in strictest confidence, and will not disclose or make accessible to any other person without the written consent of the Company, the Company's products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business information of the Company or any of its clients and third parties including, without limitation, Proprietary Information (as defined in Section 7) (all of the foregoing is referred to herein as the "Confidential Information"). The Advisor agrees (a) not to use any such Confidential Information for himself or others; and (b) not to take any such material or reproductions thereof from the Company's facilities at any time during the Term except, in each case, as required in connection with the Advisor's duties hereunder.

            Notwithstanding the foregoing, the parties agree that the Advisor is free to use (a) information in the public domain not as a result of a breach of this Agreement, (b) information lawfully received form a third party who had the right to disclose such information and (c) the Advisor's own independent skill, knowledge, know-how and experience to whatever extent and in whatever way he wishes, in each case consistent with his obligations as the Advisor and that, at all times, the Advisor is free to conduct any research relating to the Company's business.

            SECTION 4. Ownership of Proprietary Information.  The Advisor agrees that all information that has been created, discovered or developed by the Company, its subsidiaries, affiliates, licensors, licensees, successors or assigns (collectively, the "Affiliates") (including, without limitation, information relating to the development of the Company's business created, discovered, developed by the Company or any of its affiliates during the Term, and information relating to the Company's customers, suppliers, advisors, and licensees) and/or in which property rights have been assigned or otherwise conveyed to the Company or the Affiliates, shall be the sole property of the Company or the Affiliates, as applicable, and the Company or the Affiliates, as the case may be, shall be the sole owner of all patents, copyrights and other rights in connection therewith, including without limitation the right to make application for statutory protection. All the aforementioned information is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, discoveries, structures, inventions, designs, ideas, works of authorship, copyrightable works, trademarks, copyrights, formulas, improvements, inventions, product concepts, techniques, marketing plans, merger and acquisition targets, strategies, forecasts, blueprints, sketches, records, notes, devices, drawings, customer lists, patent applications, continuation applications, continuation-in-part applications, file wrapper continuation applications and divisional applications and information about the Company's Affiliates, its employees and/or advisors (including, without limitation, the compensation, job responsibility and job performance of such employees and/or advisors).


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            All   original   content,   proprietary   information,   trademarks,
copyrights, patents or other intellectual property created by the Advisor that does not include any specific information relative to the Company's proprietary information, shall be the sole and exclusive property of the Advisor.

            SECTION 5. Indemnification. The Company represents that all materials provided or to be provided to the Advisor or any third party regarding the Company's financial affairs or operations are and shall be truthful and accurate and in compliance with any and all applicable federal and state securities laws. The Company agrees to indemnify and hold harmless the Advisor and its advisors, professionals and affiliates, the respective directors, officers, partners, members, managers, agents and employees and each other person, if any, controlling the Advisor or any of its affiliates to the full extent lawful, from and against all losses, claims, damages, liabilities and expenses incurred by them (including reasonable attorneys' fees and disbursements) that result from actions taken or omitted to be taken (including any untrue statements made or any statement omitted to be made) by the Company, its agents or employees which relate to the scope of this Agreement and the performance of the services by the Advisor contemplated hereunder. The Advisor will jointly and severally indemnify and hold harmless the Company and the respective directors, officers, agents, affiliates and employees of the Company from and against all losses, claims damages, liabilities and expenses that result from bad faith, gross negligence or unauthorized representations of the Advisor. Each person or entity seeking indemnification hereunder shall promptly notify the Company, or the Advisor, as applicable, of any loss, claim, damage or expense for which the Company or the Advisor, as applicable, may become liable pursuant to this Section 8. No party shall pay, settle or acknowledge liability under any such claim without consent of the party liable for indemnification, and shall permit the Company or the Advisor, as applicable, a reasonable opportunity to cure any underlying problem or to mitigate actual or potential damages. The scope of this indemnification between the Advisor and the Company shall be limited to, and pertain only to certain transactions contemplated or entered into pursuant to this Agreement.

            The Company or the Advisor, as applicable, shall have the opportunity to defend any claim for which it may be liable hereunder, provided it notifies the party claiming the right to indemnification in writing within fifteen (15) days of notice of the claim.

            The rights stated pursuant to this Section 8 shall be in addition to any rights that the Advisor, the Company, or any other person entitled to indemnification may have in common law or otherwise, including, but not limited to, any right to contribution.


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            SECTION 6.  Notices.  Any notice or other  communication  under this
Agreement shall be in writing and shall be deemed to have been duly given: (a) upon facsimile transmission (with written transmission confirmation report) at the number designated below; (b) when delivered personally against receipt therefore; (c) one day after being sent by Federal Express or similar overnight delivery; or (d) five (5) business days after being mailed registered or certified mail, postage prepaid. The addresses for such communications shall be as set forth below or to such other address as a party shall give by notice hereunder to the other party to this Agreement.

                  If to the Company:                 Scores Holding Company Inc.
                                                     533-535 W. 27th Street
                                                     New York, NY 10001
                                                     Attn:  Richard Goldring
                                                     Tel:  (212) 868-4900
                                                     Fax:  (212) 868-4414

                  If to the Advisor:                 Monte Weiner
                                                     909 10th Street South
                                                     #205
                                                     Naples, Florida 34102
                                                     (239) 262-6095

            SECTION 7. Status of Advisor. The Advisor shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for on behalf of or represent the Company. This Agreement does not create a partnership or joint venture.

            SECTION 8. Other Activities of Advisor. The Company recognizes that the Advisor now renders and may continue to render financial consulting and other investment banking services to other companies, which may or may not conduct business and activities similar to those of the Company. The Advisor shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary for such purposes.

            SECTION 9. Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and any of the rights, interests or obligations hereunder may be assigned by the Advisor without the prior written consent of the Company. This Agreement and any of the rights, interests or obligations hereunder may not be assigned by the Company without the prior written consent of the Advisor, which consent shall not be unreasonably withheld.

            SECTION 10. Severability of Provisions. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

            SECTION 11. Entire Agreement; Modification. This Agreement and the schedules hereto contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto and thereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No amendment or modification of this Agreement shall be valid unless made in writing and signed by each of the parties hereto.


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            SECTION 12. Non-Waiver.  The failure of any party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of any party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

            SECTION 13. Governing Law. The parties hereto acknowledge that the transactions contemplated by this Agreement bear a reasonable relation to the state of New York. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the state of New York without regard to such state's principles of conflicts of laws. The parties irrevocably and unconditionally agree that the exclusive place of jurisdiction for any action, suit or proceeding ("Actions") relating to this Agreement shall be in the state and/or federal courts situate in the county and state of New York. Each party irrevocably and unconditionally waives any objection it may have to the venue of any Action brought in such courts or to the convenience of the forum. Final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of any party therein described. Service of process in any Action by any party may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to any other party at their address set forth in this Agreement.

            SECTION 14. Headings. The headings of the Sections are inserted for convenience of reference only and shall not affect any interpretation of this Agreement.

            SECTION 15. Counterparts. This Agreement may be executed in counterpart signatures, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                                 SCORES HOLDING COMPANY INC.

                                                 By: /s/ Richard Goldring
                                                     ---------------------------
                                                     Richard Goldring, President

                                                 Mr. Monte Weiner

                                                 /s/ Monte Weiner
                                                 ----------------


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